Exhibit 10.2

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) dated as of December 22, 2020, is entered into by and between John W. Stone Oil Distributor, L.L.C., a Louisiana limited liability company (“Buyer”), and Martin Operating Partnership L.P., a Delaware limited partnership (“Seller”). Buyer and Seller are collectively referred to herein as the “Parties” and each individually as a “Party.”

WITNESSETH:

WHEREAS, Seller is the owner of the vessel and tank barge set forth in Attachment A (hereinafter, collectively the “Vessels”);

WHEREAS, upon and subject to the terms and conditions of this Agreement, at the Closing, Seller desires to sell, and Buyer desires to purchase, the Vessels;

WHEREAS, simultaneously with the execution hereof, the Parties are entering into that certain Asset Purchase and Sale Agreement, dated as of the date hereof (the “Asset Purchase Agreement”); and

WHEREAS, as an express condition to the consummation of the transactions contemplated herein, the Parties shall be ready and willing to, and such parties shall, consummate the transactions contemplated by the Asset Purchase Agreement simultaneously with the Closing hereof.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Vessels as follows:

1.     PURCHASE PRICE. The purchase price for the Vessels shall be Two Million One Hundred and Six Thousand Dollars ($2,106,000) (hereinafter the “Purchase Price”).

2.    DELIVERY. Seller shall deliver the Vessels to Buyer at Seller’s expense afloat at the Port of Corpus Christi, Texas on the date of Closing, or at such other time and place as may be mutually agreed by the Parties.

3.    FUEL APPURTENANCES AND SPARES. Each Vessel is sold together with all its masts, anchors, cables, tackle, furniture, spare parts and components, whether located on board or ashore, and all other necessaries and appurtenances thereto appertaining at the time of the conclusion of the Buyer’s inspection, and with all stores, provisions, fuel and lubricants on board as of the Closing (as hereinafter defined), all of which, for the purposes of this transaction, shall be considered part of said Vessel.

4.    CLOSING. The closing herein (“Closing”) shall occur concurrently with the consummation of the transactions contemplated by the Asset Purchase Agreement. At or prior to the Closing, Buyer shall deliver to Seller funds in the amount of the Purchase Price by wire transfer.

At the Closing, title to each Vessel shall pass from Seller to Buyer, and Seller shall deliver to Buyer:

a.    Evidence of the passage of title in the form of a United States Coast Guard form CG 1340 Bill of Sale in the form set forth in Attachment B;

b.    A Satisfaction and Release, in recordable form, of each mortgage, lien or other encumbrance of title of said Vessel existing immediately prior to the Closing; and

c.    All of Seller’s files with respect to each Vessel, including but not limited to fuel transfer procedures, design and construction information, general arrangement plans, tank and piping diagrams, and U.S. Coast Guard investigation history.

5.    WARRANTIES.

a. Seller warrants that it will at Closing convey to Buyer good and marketable title to each Vessel and that, at Closing, each Vessel will be free and clear of all liens, encumbrances, and any other debt whatsoever. Seller further warrants that it is a citizen within the meaning of Section 2 of the Shipping Act of 1916 as amended, that each Vessel is documented under the laws of the United States with a coastwise endorsement, and that each Vessel qualifies under the laws of the United States, including inter alia 46 U.S.C. 46 U.S.C. 12112, 55102 and 55111, to engage in the coastwise trade. Seller further warrants and represents that it has corporate authority and such approvals and consents as shall be required for the sale of each Vessel and that this Agreement constitutes a valid, legal and binding agreement enforceable in accordance with its terms.

b. Buyer warrants that it is a citizen within the meaning of 46 U.S.C. 50501. Buyer specifically acknowledges that each Vessel is sold "as is, where is," without warranty of seaworthiness, condition, fitness for purpose or intended use, merchantability, environmental condition thereof, or any other warranty whatsoever by Seller, except as set forth herein.

6.    ADDITIONAL ACTIONS BY SELLER. Seller shall, before and after the Closing, take such actions and obtain and/or execute such documents as may be reasonably requested by Buyer to enable Buyer to document each Vessel with a coastwise endorsement, in Buyer’s name as owner, under the laws of the United States.

7.    RISK OF LOSS AND INDEMNIFICATION.

a. Prior to the Closing with respect to each Vessel, all risk of loss or damage to such Vessel shall be borne solely by Seller, and Seller shall maintain hull and machinery insurance on the Vessel in at least the amount of the Purchase Price. After the Closing, all risk of loss or damage to such Vessel shall be borne solely by Buyer. In the event of an actual total loss or constructive total loss of any Vessel(s) prior to the Closing, this Agreement shall terminate with respect to the lost Vessel(s), and neither party shall have any obligation to the other with respect to the lost Vessel(s). Otherwise, any insurance proceeds payable on account of an accident, occurrence or event not resulting in an actual total or constructive total loss shall be used by Seller to repair the Vessel(s), which repairs shall be performed and completed expeditiously, and the Closing shall be extended no longer than thirty (30) days. If repairs cannot be effectuated within thirty (30) days, Buyer may, in its sole discretion, terminate this Agreement with respect to the damaged Vessel with no liability to Seller.

b. With respect to each Vessel sold pursuant to this Agreement, Seller agrees to release, indemnify, hold harmless and defend (including payments of reasonable attorney’s fees and costs of litigation) Buyer from and against any and all liens, claims, demands, causes of action, damages, judgments and awards of any kind or character, without limit and without regard to the cause or causes thereof, including preexisting conditions, whether such conditions be patent or latent, the unseaworthiness of such Vessel, breach of representation or warranties (express or implied), strict liability, tort, breach of contract, or the negligence of any person or persons, including that of the indemnified party, whether such negligence be sole, joint or concurrent, active, passive or gross, or any other theory of legal liability, related to personal injury, death, pollution or property damage incurred or suffered by any person to the extent such liens, claims, demands, causes of action, damages, judgments or awards are a result of occurrences before the Closing with respect to such Vessel.

c. With respect to each Vessel sold pursuant to this Agreement, Buyer agrees to release, indemnify, hold harmless and defend (including payment of reasonable attorney’s fees and costs of litigation) Seller from and against any and all liens, claims, demands, causes of action, damages, judgments and awards of any kind or character, without limit and without regard to the cause or causes thereof, including preexisting conditions, whether such conditions be patent or latent, the unseaworthiness of such Vessel, breach of representation or warranties (express or implied), strict liability, tort, breach of contract, or the negligence of any person or persons, including that of the indemnified party, whether such negligence be sole, joint or concurrent, active, passive or gross, or any other theory of legal liability, related to personal injury, death, pollution or property damage incurred or suffered by any person to the extent such liens, claims, demands, causes of actions, damages, judgments or awards are a result of occurrences after the Closing with respect to such Vessel.

d. Notwithstanding any other provision hereof to the contrary, in no event shall a party to this Agreement be liable for indirect, special, consequential, incidental, multiple or punitive damages, or any damage deemed to be of an indirect or consequential nature, arising out of or related to its performance under this Agreement, whether based upon breach of contract, warranty, negligence and whether grounded in tort, contract, civil law or other theories of liability, including strict liability. The term “consequential damages” shall include, but not be limited to, loss of anticipated profits, loss of use, loss of revenue and cost of capital.

8.    TAXES. The Parties believe that this transaction is exempt from sales and use taxes and acknowledge and agree that each Vessel sold hereunder constitutes an identifiable business segment of Seller and for periods prior to the Closing, the income and expenses attributable to such Vessel could be separately established from Seller’s books of accounts and records. In the event that any such taxes are assessed on this transaction, Buyer agrees to indemnify and hold harmless Seller from and against any and all liability for such taxes. Seller shall assume responsibility for, and shall bear and pay, any and all ad valorem, property, and similar taxes and assessments, to the extent such are assessed against such Vessel by any taxing authority for any period prior to the Closing. Buyer shall assume responsibility for, and shall bear and pay, any and all ad valorem, property, and similar taxes and assessments, to the extent such are assessed against the Vessel by any taxing authority for any period after the Closing.

9.    CONDITION TO CLOSING. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or to the extent permitted by law, waiver by the Seller), at or prior to the Closing, of the following condition: the Parties and Martin Resource Management Corporation shall be ready and willing to consummate the transactions contemplated by the Asset Purchase Agreement immediately prior to or concurrently with the Closing contemplated herein.

10.     TERMINATION RIGHTS. This Agreement may be terminated and the transactions contemplated hereunder abandoned at any time prior to the Closing as follows: (a) by mutual written consent of Buyer and Seller; or (b) by Seller in the event that there will have been a failure by Buyer to perform its covenants in this Agreement, in any such case in a manner that the conditions to the Closing set forth in Section 9 would not be satisfied. In the event of termination of this Agreement pursuant to this Section 10, all obligations of the Parties will terminate except for the provisions of Section 11; provided that the Confidentiality Agreement, dated as of September 9, 2020, by and between Buyer and Seller will remain in full force and effect following any termination of this Agreement pursuant to this Article 10.

11.    MISCELLANEOUS.

a.    Other Agreements Superseded; Waiver and Modification, Etc. This Agreement supersedes all prior agreements or understandings, written or oral, of Seller and Buyer relating to any form of acquisition of Seller or the business, and incorporates the entire understanding of the Parties with respect thereto. This Agreement may be amended or supplemented only by a written instrument signed by the party against whom the amendment or supplement is sought to be enforced. The party benefited by any condition or obligation may waive the same, but such waiver shall not be enforceable by another party unless made by written instrument signed by the waiving party.

b.    Transactional Expenses. Seller and Buyer shall pay their own fees and expenses incident to the negotiation, preparation, execution, delivery and performance hereof, including, without limitation, the fees and expenses of its counsel, accountants and other experts.

c.    Agreement Binding Upon Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, subject to the terms of this Agreement, each party, its successors or permitted assigns. Neither party may assign this Agreement without the prior written consent of the other party. Any request, notice, direction, consent, waiver or other action taken by a party in connection with this Agreement or its related transactions shall bind the successors and assigns of such party.

d. Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

e. Notices. Unless otherwise provided herein all notices and other communications provided for in this Agreement shall be in writing (by letter or email). Any such notice or communication shall be sent to:

If to the Buyer, to: John W. Stone Oil Distributors, LLC
1601 Belle Chase Hwy.
Terrytown, LA 70056

with a copy to (which will not
constitute notice): Wade P. Webster
1100 Poydras St., Suite 2300
New Orleans, LA 70163

If to the Seller, to: Martin Operating Partnership L.P.
4200 Stone Road
Kilgore, Texas 75662

with a copy to (which will not
constitute notice): Martin Operating Partnership L.P.
4200 Stone Road
Kilgore, Texas 75662
Email: legal@martinmlp.com
Attention: General Counsel

Each party may at any time designate different or further addresses to which notices and other communications are thenceforth to be sent, such designation to be made by written notice to the other party. Notices in writing shall be effective when received.

f. Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the General Maritime Law of the United States and, to the extent of matters not provided for therein, the laws of the State of Texas, exclusive of its conflict of law rules. The Parties agree that Harris County, Texas, shall be the exclusive proper place of venue for any action, dispute, or controversy arising from or in connection with this Agreement. Seller and Buyer irrevocably agree that any legal or equitable proceeding arising out of or in connection with this Agreement shall be brought either in the courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, to the extent subject matter jurisdiction exists therefor, and the Parties irrevocably submit to the jurisdiction of both such courts in respect of any such proceeding. Each of the Parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such proceeding in the courts of Harris County, Texas, or United States District Court for the Southern District of Texas and any claim that any such proceeding brought in any such court has been brought in any inconvenient forum. Any judgment may be entered in any court having jurisdiction thereof. Each Party further hereby irrevocably waives, to the fullest extent permitted by law, any and all rights it has or may acquire in the future to request a trial by jury in any action or proceedings arising under this Agreement.

g. Severability. If any term or provision of this Agreement shall be rendered invalid, illegal or unenforceable, the remaining terms and provisions shall be unaffected thereby and shall continue in full force and effect. Notwithstanding the foregoing but subject to the provisions of Section 8a with respect to total loss or constructive total loss of a Vessel, at Closing all of the Vessels must be purchased by the Buyer. The Buyer shall not have the option to purchase some, but not all, of the Vessels at Closing.

h.    Headings Only for Reference. The headings of the various paragraphs herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

i.    Successors; Assignability. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the Parties hereto. Neither the Seller nor the Buyer may assign any of their rights or obligations hereunder without the written consent of the other party. Any assignment made or purported to be made contrary to the provisions of this Section 7.8 shall be void and of no force or effect.

j.    Time of Essence. Time is of the essence of this Agreement and all of the terms, conditions and provisions hereof.

k. Counterparts. This Agreement may be executed in any number of counterparts and each such executed counterpart shall be deemed to be an original instrument, but all such executed counterparts together shall constitute one and the same instrument. One party may execute one or more counterparts other than that or those executed by another party, without thereby affecting the effectiveness of any such signatures.

l.    Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the Parties to it and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge any obligation of any third person to any party hereto or give any third person any right of subrogation or action over against any party hereto.

m.    Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties relating to the subject matter hereof and supersedes all prior agreement and understandings related to such subject matter.

n.    Cooperation. Seller agrees to reasonably cooperate in connection with Coast Guard filings and permitting after Closing, and shall furnish records and documentation necessary for any such filings.

o.    Further Assurances. The Parties hereto shall from time to time after the Closing Date execute and deliver such additional instruments and documents, as any party heretomay reasonably request to consummate the transfers and other transactions contemplated hereby.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

SELLER:

MARTIN OPERATING PARTNERSHIP L.P.,
By: Martin Operating GP LLC, its general partner
By: Martin Midstream Partners L.P., its sole member
By: Martin Midstream GP LLC, its general partner

By:     Robert D. Bondurant
Title: Executive Vice President and Chief Financial Officer

BUYER:

John W. Stone Oil Distributors, L.L.C.

By: _________________________________
Name: _______________________________
Title: ________________________________